Exhibit 99.3

Summary of Final Terms for Smith and Canakes Promotions

Smith

COMPENSATION
Position	Executive Vice President, Corporate Development

Salary	$185,000 base salary.

Stock Options Number of Shares Vesting Schedule

Option for 45,000 shares.
Vests as to 20,000 shares on December 15, 2005; as to remaining 25,000 shares, 28% will vest on the one-year anniversary of grant date of September 8, 2005, and 2% will vest each month thereafter.

Restricted Stock Number of Shares Vesting Schedule	13,500 shares Vests as to 25% on each one-year anniversary of grant date of September 8, 2005.

Canakes

COMPENSATION
Position	Executive Vice President, Global Sales

Salary	$175,000 base salary.

Restricted Stock Number of Shares Vesting Schedule	5,000 shares Vests as to 25% on each one-year anniversary of grant date of September 8, 2005.